UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2022

Weatherford International plc

(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

2000 St. James Place, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 836-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	WFRD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2022 (the “Effective Date”), Weatherford International Ltd. (“WIL-Bermuda”) and Weatherford International, LLC (together with WIL-Bermuda, the “Borrowers”), as borrowers, and Weatherford International plc (the “Company”), as parent, entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. The Amended and Restated Credit Agreement amends and restates the Company’s existing secured LC credit agreement (as previously amended, supplemented and modified), dated as of December 13, 2019, with Deutsche Bank Trust Company, as the original administrative agent, which agency role was assigned from Deutsche Bank Trust Company to Wells Fargo Bank, National Association on the Effective Date immediately prior to such amendment and restatement. Capitalized terms not defined herein shall have the meanings set forth in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement provides for a $370 million revolving credit facility, comprised, as of the Effective Date, of (i) $280 million for the issuance of bid and performance letters of credit for the Borrowers and certain subsidiaries (“Tranche A”) and (ii) $90 million for revolving loans and the issuance of bid, performance and financial letters of credit for the Borrowers and certain subsidiaries (“Tranche B”). Tranche B currently provides up to $45 million for revolving loans. The Amended and Restated Credit Agreement gives the Borrowers, upon the satisfaction of certain conditions, the ability to (i) move up to $100 million of the existing commitments from Tranche A to Tranche B and (ii) request incremental increases of Tranche A by up to $225 million and Tranche B by up to $12.5 million; provided, that the aggregate commitments for the facility may not exceed $600 million. As of the Effective Date, there were approximately $163.25 million of outstanding letters of credit under Tranche A and no outstanding loans or letters of credit under Tranche B.

The maturity date under the Amended and Restated Credit Agreement is October 17, 2026; provided, that the maturity date shall be August 30, 2024 if more than $50 million of WIL-Bermuda’s 11.00% senior notes due 2024 are outstanding on such date. The outstanding amount of each letter of credit and each loan will bear interest at (i) Adjusted Term SOFR (which includes an adjustment of 10 basis points per annum), Adjusted Eurocurrency Rate or Daily Simple RFR, as applicable, plus (ii) an applicable margin of (A) 225-375 basis points per annum (depending on the applicable credit rating) in the case of Tranche A and (B) 350 basis points per annum in the case of Tranche B, as applicable. The Amended and Restated Credit Agreement includes (i) a 12.5 basis point per annum fronting fee on the outstanding amount of each such letter of credit and (ii) an unused commitment fee in respect of the unutilized commitments at a rate of 50 basis point per annum on the average daily unused commitments under the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement has (i) a minimum liquidity covenant of $250 million, (ii) a minimum interest coverage ratio of 2.00 to 1.00 for the testing period ended September 30, 2022 and 2.50 to 1.00 for each testing period thereafter and (iii) a maximum ratio of funded debt (net of unrestricted cash in excess of $400 million) to consolidated adjusted EBITDA of 4.00 to 1.00 for each testing period ending prior to June 30, 2023 and 3.50 to 1.00 for each testing period thereafter. The obligations under the Amended and Restated Credit Agreement are guaranteed by the Company and certain of its subsidiaries and secured by substantially all of the personal property of the Company and certain of its subsidiaries (including a first lien on the priority collateral for the Amended and Restated Credit Agreement and a second lien on the priority collateral for WIL-Bermuda’s 6.500% senior secured first lien notes due 2028, in each case, subject to permitted liens) as well as certain real property of certain subsidiaries.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 18, 2022, the Company issued press releases announcing the entry into the Amended and Restated Credit Agreement and the intention to redeem $125 million principal amount of its 11% senior notes due December 1, 2024. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this report and incorporated by reference herein. The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The filing of this Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Amended and Restated Credit Agreement, dated October 17, 2022, by and among Weatherford International Ltd., Weatherford International, LLC, Weatherford International plc, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto from time to time.
99.1	Press Release of Weatherford International plc regarding Amended and Restated Credit Agreement, dated October 18, 2022.
99.2	Press Release of Weatherford International plc regarding redemption of 11% senior notes, dated October 18, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.
*	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: October 18, 2022

	By:	/s/ Desmond J. Mills
	Name:	Desmond J. Mills
	Title:	Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer